UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2016

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Investor Rights Agreement

On July 1, 2016, WEX Inc. (“WEX” or the “Company”) entered into an Investor Rights Agreement (the “IRA”) with (i) Mustang HoldCo 1 LLC, Warburg Pincus Private Equity (E&P) XI‑ B, L.P., Warburg Pincus Private Equity XI – C, L.P., WP XI Partners, L.P., Warburg Pincus Private Equity XI – B, L.P., WP Mustang Co-Invest – B L.P., WP Mustang Co-Invest – C L.P., Warburg Pincus XI (E&P) Partners – B, L.P., and Warburg Pincus (E&P) XI, L.P., (collectively, “the Sellers”), (ii) WP (Lexington) Holdings II, L.P., Warburg Pincus Private Equity (Lexington) XI – A, L.P., Warburg Pincus XI (Lexington) Partners – A , L.P., WP Mustang Co-Invest LLC (the parties in this clause (ii), together with the Sellers and certain permitted transferees, “the WP IRA Parties”) and (iii) certain other investors party thereto.  The IRA was entered into pursuant to the previously announced Unit Purchase Agreement, dated as of October 18, 2015 (the “Purchase Agreement”) among the Company, the Sellers, WP Mustang Topco LLC (the “Target”) and Warburg Pincus Private Equity XI (Lexington), LLC (the “Blocker”), under which the Company agreed to acquire the Target and the Blocker from the Sellers (the “Acquisition”).

Pursuant to the Purchase Agreement and the IRA, the Company agreed to appoint one individual designated by the WP IRA Parties to serve on the Company’s Board of Directors.  The IRA provides that so long as the WP IRA Parties (and certain permitted transferees) collectively hold Company common stock with a market value of $200,000,000 or more, the Company will continue to nominate an individual designated by the WP IRA Parties for election to the Board of Directors.  The IRA also restricts the transfer of shares of Company common stock held by the WP IRA Parties (and  their permitted transferees) for one hundred eighty days after the effective date of the IRA, and restricts the transfer of more than one-third of the shares of Common Stock held by any individual WP IRA Party (and their permitted transferees) and certain other investors party to the IRA for one year after the effective date of the IRA, in each case subject to certain exceptions.  The IRA provides customary registration rights to the WP IRA Parties with respect to the shares of Company common stock held by such parties.  In addition the IRA restricts the WP IRA Parties and certain affiliates from, among other things, acquiring beneficial ownership of Company common stock, if, after such acquisition, the WP IRA Parties and certain affiliates would beneficially own ten percent or more of the outstanding Company common stock.

The foregoing description of the IRA does not purport to be complete and is qualified in its entirety by reference to the IRA, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Credit Agreement

On July 1, 2016, the Company entered into a Credit Agreement, by and among the Company and certain of its subsidiaries, as borrowers, WEX Card Holding Australia Pty Ltd., as designated borrower, and Bank of America, N.A., as administrative agent on behalf of the lenders (the “Credit Agreement”).

The Credit Agreement provides for a tranche A term loan facility in an amount equal to $455.0 million that matures on July 1, 2021, a tranche B term loan facility in an amount equal to $1,200.0 million that matures on July 1, 2023, and a $470.0 million secured revolving credit facility, with a $250.0 million sublimit for letters of credit and a $20 million sublimit for swingline loans, that terminates on July 1, 2021. Additional loans of up to the greater of $375.0 million (plus the amount of certain prepayments) and an unlimited amount subject to satisfaction of a consolidated leverage ratio test of 4.00 to 1.00 may be made available under the Credit Agreement upon request of the Company subject to specified terms and conditions, including receipt of lender commitments.  On July 1, 2016 the Company borrowed the entire principal amount of the tranche A term loan facility, the entire principal amount of the tranche B term loan facility and $220.0 million under the revolving credit facility to pay the cash portion of the purchase price for the Acquisition, repay the Target’s outstanding credit facilities, repay amounts outstanding under the Prior Credit Agreement (as defined below), and  pay related fees, expenses and other transaction costs, as well as for working capital and other general corporate purposes.

The Credit Agreement replaces the existing Second Amended and Restated Credit Agreement entered into on August 22, 2014, by and among the Company and certain of its subsidiaries, as borrowers, and WEX Card Holding Australia Pty Ltd., as designated borrower, and Bank of America, N.A., as administrative agent on behalf of consenting lenders (the “Prior Credit Agreement”).

Proceeds from the Credit Agreement may be used for working capital purposes, acquisitions (including, without limitation, the Acquisition), payment of dividends and other restricted payments, refinancing of indebtedness, and other general corporate purposes.

Amounts outstanding under the Credit Agreement bear interest at a rate equal to, at the Company’s option, (a) the Eurocurrency Rate, as defined in the Credit Agreement, plus a margin of between 1.75% to 3.25% (initially 3.25%) with respect to the tranche A term loan facility and the revolving credit facility and between 3.25% to 3.50% (initially 3.50%) with respect to the tranche B term loan facility (with the Eurocurrency Rate subject to a 0.75% floor in the case of the tranche B term loan facility and a 0.0% floor in the case of the tranche A term loan and revolving credit facility), in each case, based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA or (b) the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the prime rate announced by Bank of America, and (iii) the Eurocurrency Rate plus 1.00%, in each case plus a margin of 0.75% to 2.25% (initially 2.25%) with respect to the tranche A term loan facility and the revolving credit facility or 2.25% to 2.50% (initially 2.50%) with respect to the tranche B term loan facility, in each case, based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA. In addition, the Company has agreed to pay a quarterly commitment fee at a rate per annum ranging from 0.30% to 0.50% (initially 0.50%) based on the ratio of consolidated funded indebtedness of the Company and its subsidiaries to consolidated EBITDA of the daily unused portion of the Credit Agreement.  The tranche B term loan facility was issued with original issue discount of 1.00%.

The Credit Agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

  ●   solely with respect to the tranche B term loan facility, 50% (subject to reduction to 25% and 0% based upon the Company’s consolidated leverage ratio) of the Company’s annual Excess Cash Flow (as defined in the Credit Agreement);

  ●   100% of the net cash proceeds of certain asset sales where the proceeds exceed certain thresholds, and certain casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

  ●   100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Credit Agreement.

The Company may voluntarily prepay outstanding loans from time to time, subject to certain conditions, without premium or penalty other than customary “breakage” costs with respect to Eurocurrency Rate loans, provided, however, that if on or prior to the date that is twelve (12)  months following the closing date, the Company prepays any loans under the tranche B term loan facility in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the tranche B term loans so prepaid.

The Company is required to make scheduled quarterly payments each equal to 1.25% in the case of the tranche A term loan facility, and 0.25% in the case of the tranche B term loan facility, of the original principal amount of the respective term loans made on the closing date, with the balance due at maturity.

The Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. Affirmative covenants include, subject to certain exceptions, financial and other reporting, payment of obligations, preservation of existence, maintenance of properties, maintenance of insurance, compliance with laws, maintenance of books and records, granting of inspection rights, use of proceeds, maintenance of all authorizations and approvals, compliance with regulatory requirements, further assurances and the addition of certain domestic subsidiaries to the Domestic Subsidiary Guaranty (as defined below), certain foreign subsidiaries to the Foreign Subsidiary Guaranty (as defined below), certain subsidiaries to the U.S. Security Agreement (as defined below) and the stock of certain domestic and foreign subsidiaries to the collateral covered by the U.S Security Agreement. Negative covenants include, subject to certain exceptions, limitations on liens and investments, limitations on indebtedness and guarantees of indebtedness, limitations on mergers, consolidations, asset sales and acquisitions, limitations on burdensome agreements, limitations on dividends and other restricted payments, limitations on affiliate transactions, and limitations on sale and leaseback transactions. The Credit Agreement also requires, solely for the benefit of the lenders under the tranche A term loan facility and the revolving credit facility, that the Company maintain at the end of each fiscal quarter the following financial ratios:

●	a consolidated EBITDA to consolidated interest charge coverage ratio of no less than 3.25 to 1.00; and
●
a consolidated funded indebtedness (excluding (i) up to an agreed amount of consolidated funded indebtedness under permitted securitization transactions and (ii) the non-recourse portion of any permitted factoring transaction) to consolidated EBITDA ratio of, initially, no more than 5.40 to 1.00, which ratio shall step down to 5.25 to 1.00 at December 31, 2016, 5.00 to 1.00 at December 31, 2017, 4.25 to 1.00 at December 31, 2018 and 4.00 to 1.00 at December 31, 2019,

The Credit Agreement contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due, violation of covenants, inaccuracy of representations and warranties in any material respect, cross-defaults with other indebtedness, the occurrence of certain ERISA or bankruptcy or insolvency events, certain undischarged judgments, the occurrence of a Change of Control (as defined in the Credit Agreement), the occurrence of certain regulatory or other enforcement actions against WEX Bank, a Utah industrial bank and a wholly-owned subsidiary of the Company, the cessation of a valid and perfected first priority lien pursuant to the Collateral Documents (as defined in the Credit Agreement), and the termination of subordination provisions of any document evidencing any subordinated indebtedness. Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable.

The obligations of the subsidiary Borrowers under the Credit Agreement are guaranteed by the Company pursuant to a Guaranty, dated as of July 1, 2016, in favor of Bank of America and the Lenders.

The obligations of the Borrowers under the Credit Agreement are guaranteed by Wright Express Fueling Solutions, Inc., FleetOne Holdings, LLC, FleetOne, L.L.C., TransPlatinum Service, LLC, EB Holdings Corp., EB Holdings II Corp., WEX Health, Inc., Benaissance, LLC, Wright Express Holdings 2, LLC (“Wright Express 2”), and Wright Express Holdings 3, LLC (“Wright Express 3”), WP Mustang Topco LLC, WP Mustang Holdings LLC, WP Mustang Sub LLC, Truckers B2B, LLC, EFS Payments LLC, Warburg Pincus Private Equity XI (Lexington), LLC, and TCH Canada Inc., each a direct or indirect wholly-owned subsidiary of the Company (collectively, the “Domestic Guarantors”) pursuant to a Domestic Subsidiary Guaranty, dated as of July 1, 2016, in favor of Bank of America, as agent for the Lenders (the “Domestic Subsidiary Guaranty”) and WEX Australia Holdings Pty Ltd, WEX Card Holdings Australia Pty Ltd, WEX Australia Pty Ltd, WEX Fuel Cards Australia Ltd, WEX Europe Services BVBA, Wright Express Holdings 4 LP, WEX Europe Services Ltd, WEX Europe Services Holdings Limited, WEX Europe Services (UK) Ltd, Retail Petroleum Services Limited, WEX Europe Services SAS, WEX Europe Services GmbH, WEX Europe Fleet Services Limited, WEX Europe Services S.a.r.l., WEX Europe Services B.V. and WEX Europe Services AS, each a direct or indirect subsidiary of the Company (collectively, the “Foreign Guarantors”) pursuant to certain Foreign Subsidiary Guarantees, dated as of July 1, 2016, in favor of Bank of America, as agent for the Lenders (the “Foreign Subsidiary Guaranty”).

The obligations of the Borrowers under the Credit Agreement are secured by a security interest in, subject to certain exceptions, substantially all of the assets of the Company and the Domestic Guarantors, pursuant to the terms of a U.S. Security Agreement, dated as of July 1, 2016, in favor of Bank of America, as collateral agent for the Lenders (the “U.S. Security Agreement”).

In the ordinary course of their respective financial services businesses, certain of the lenders and the other parties to the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage and advisory or other financial and non-financial activities and services, with the Company and its affiliates for which such lenders and their affiliates have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.  In addition, certain of the lenders and the other parties to the Credit Agreement and their respective affiliates are lenders and/or agents under the Prior Credit Agreement, the indebtedness outstanding under which was repaid in connection with the Acquisition, and as such have received a portion of the net proceeds from the loans under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Supplemental Indenture and Equal and Ratable Liens

Immediately following the consummation of the Acquisition, WEX, WP Mustang Topco LLC, WP Mustang Holdings LLC, WP Mustang Sub LLC, Truckers B2B, LLC, EFS Payments LLC, Warburg Pincus Private Equity XI (Lexington), LLC, and TCH Canada Inc., Benaissance, LLC, and Electronic Funds Source LLC  as additional subsidiary guarantors (the “New Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A. as trustee, entered into a supplemental indenture, dated as of July 1, 2016 (the “Supplemental Indenture”), to the indenture, dated as of January 30, 2013 (the “Indenture”), governing $400 million aggregate principal amount of the Company’s 4.75% Senior Notes due 2023 (the “Notes”). Pursuant to the Supplemental Indenture, the New Subsidiary Guarantors became party to the Indenture and agreed to guarantee WEX’s obligations under the Notes.

In addition, pursuant to the terms of the U.S. Security Agreement, the Notes and related guarantees are secured on an equal and ratable basis by liens on the same assets that secure the indebtedness under the Credit Agreement pursuant to the U.S. Security Agreement.

The foregoing description of the Supplemental Indenture and the U.S. Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the U.S. Security Agreement, copies of which are being filed as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 1, 2016, concurrently with the completion of the Acquisition and financing transactions discussed in Items 1.01, 2.01 and 2.03, the Company repaid in full all outstanding amounts under the Prior Credit Agreement and terminated all commitments by the lenders to extend further credit thereunder and all guarantees and security interests granted by the Company to the lenders thereunder.  The Company did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2016, the Company completed the Acquisition, pursuant to which the Company acquired all of the outstanding membership interests of the Target and the Blocker. In consideration for the Acquisition, the Company issued 4,011,672 shares of its common stock, representing approximately 9.4% of the Company’s outstanding common stock after giving effect to the issuance of the new shares in connection with the Acquisition.  The cash consideration for the transaction totaled approximately $1.1 billion, and was funded with amounts received under the Credit Agreement described in Item 1.01 above and Item 2.03 below.  A portion of the cash consideration in the amount of $15 million has been placed in escrow to satisfy post-closing purchase price adjustments of the Target, if any.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated in its entirety by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of the Company’s common stock to be issued and sold pursuant to the closing of the Acquisition will be issued and sold in reliance on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01  Regulation FD Disclosure.

On July 1, 2016, the Company issued a press release regarding the completion of the Acquisition. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.

The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)            Pro Forma Financial Information.

The Company will file any financial statements required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 1, 2016

WEX Inc.

By:	/s/ Roberto Simon
Name:	Roberto Simon
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Supplemental Indenture, dated as of July 1, 2016 to the Indenture, dated as of January 30, 2013 among WEX Inc., the additional subsidiary guarantors thereto and The Bank of New York Mellon Trust Company, N.A.

4.2
U.S. Security Agreement, made by WEX Inc., and the certain of its subsidiaries, as pledgors, assignors and debtors dated as of July 1, 2016, in favor of Bank of America, as collateral agent for the Lenders.

10.1
Investor Rights Agreement, dated as of July 1, 2016, by and among WEX Inc., Mustang HoldCo 1 LLC, Warburg Pincus Private Equity (E&P) XI‑ B, L.P., Warburg Pincus Private Equity XI – C, L.P., WP XI Partners, L.P., Warburg Pincus Private Equity XI – B, L.P., WP Mustang Co-Invest – B L.P., WP Mustang Co-Invest – C L.P., Warburg Pincus XI (E&P) Partners – B, L.P., Warburg Pincus (E&P) XI, L.P., WP (Lexington) Holdings II, L.P., Warburg Pincus Private Equity (Lexington) XI – A, L.P., Warburg Pincus XI (Lexington) Partners – A , L.P., WP Mustang Co-Invest LLC and the other investors party thereto

10.2
Credit Agreement among WEX Inc., certain of its subsidiaries as borrowers, WEX Card Holding Australia Pty Ltd., as designated borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

99.1	Press Release, dated July 1, 2016